Exhibit 4.1

MDC PARTNERS INC.,

THE NOTE GUARANTORS PARTY HERETO

AND

THE BANK OF NEW YORK MELLON,

AS TRUSTEE

11% SENIOR NOTES DUE 2016

THIRD SUPPLEMENTAL INDENTURE

Dated as of April 19, 2011

This THIRD SUPPLEMENTAL INDENTURE, dated as of April 19, 2011 (this “Third Supplemental Indenture”), among MDC Partners Inc., a corporation continued under the laws of Canada (the “Company”), the Note Guarantors party hereto and The Bank of New York Mellon, a New York banking corporation, as Trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS, the Company, the Note Guarantors party hereto and the Trustee have previously entered into an indenture, dated as of October 23, 2009 (the “Base Indenture”) as supplemented by the First Supplemental Indenture dated as of May 14, 2010 and the Second Supplemental Indenture dated as of October 23, 2010 (and as may be further amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 11% Senior Notes due 2016 of the Company (the “Notes”), all of which are outstanding on the date hereof;

WHEREAS, pursuant to Section 9.1(a)(9) of the Base Indenture, the Company, the Note Guarantors and the Trustee may amend or supplement the Indenture without notice to or consent of any Holder to provide, among other things, for the issuance of Additional Notes as permitted by Section 2.2(c) and Section 2.14 of the Base Indenture, which will be treated, together with any other Outstanding Notes, as a single issue of securities;

WHEREAS, the Board of Directors of the Company has authorized by resolutions, including the Additional Note Board Resolutions pursuant to Section 2.14(b) of the Base Indenture, the issuance of $55,000,000 aggregate principal amount of Additional Notes (the “April 2011 Additional Notes”);

WHEREAS, pursuant to Section 2.14(b) of the Base Indenture, the Company has delivered to the Trustee the Officers’ Certificate pursuant to and in accordance with the Additional Note Board Resolutions relating to the April 2011 Additional Notes;

WHEREAS, the Company, the Note Guarantors, and J.P. Morgan Securities LLC, as representative of the initial purchasers, have entered into an Exchange and Registration Rights Agreement, dated as of the date hereof, (the “April 2011 Additional Notes Registration Rights Agreement”) with respect to the April 2011 Additional Notes;

WHEREAS, the Company has requested that the Trustee join in the execution of this Third Supplemental Indenture; and

WHEREAS, all conditions and requirements necessary to make this Third Supplemental Indenture a valid, binding, and legal instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Note Guarantors and the Trustee hereby agree for the equal and ratable benefit of all Holders of the April 2011 Additional Notes as follows:

ARTICLE I

DEFINITIONS

Section 1.1.  Defined Terms.  All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture, as supplemented and amended hereby.

ARTICLE II

ADDITIONAL NOTES

Section 2.1.  The Additional Notes.  (a)  Pursuant to Section 2.14 of the Base Indenture, the Company hereby creates $55,000,000 aggregate principal amount of its 11% Senior Notes due 2016.  These April 2011 Additional Notes shall constitute a single series with the Company’s Outstanding Notes issued on October 23, 2009 and on May 14, 2010 (the “Existing Notes”), to which the April 2011 Additional Notes are identical in all terms and conditions except as to the issue date, the amount of interest payable on the first Interest Payment Date therefore and issue price as permitted under Section 2.14(a) of the Base Indenture and except as further provided in paragraph (b) below.  Interest on the April 2011 Additional Notes shall accrue from April 19, 2011.  The first interest payment date of the April 2011 Additional Notes shall be November 1, 2011.  All April 2011 Additional Notes issued under the Indenture will, when issued, be considered Notes for all purposes thereunder and will be subject to and take the benefit of all of the terms, conditions and provisions of the Indenture.  The April 2011 Additional Notes shall be issued in global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof in substantially the form of Exhibit A hereto.  The terms and provisions of the April 2011 Additional Notes set forth in Exhibit A hereto shall constitute and are expressly made a part of this Third Supplemental Indenture.

(b)  As further permitted under Section 2.14(a) of the Base Indenture, the April 2011 Additional Notes shall have different CUSIP and ISIN numbers than those of any of the Existing Notes until (A) the Registered Exchange Offer, if required, for the April 2011 Additional Notes is completed pursuant to the April 2011 Additional Notes Registration Rights Agreement and the Indenture or (B) the April 2011 Additional Notes are otherwise freely tradable and the restrictive legend has been removed therefrom pursuant to Section 2.7(h) of the Base Indenture, (whichever occurs earlier, the “Specified Time”).  At the Specified Time, the portion of the April 2011 Additional Notes represented by Global Notes exchanged in a Registered Exchange Offer as described in clause (A) above or freely tradable as described in clause (B) above will, to the extent permitted by DTC and applicable law, be consolidated with the Global Note for the Existing Notes to the extent such Global Note for the April 2011 Additional Notes is freely tradable and does not have a restrictive legend.

Section 2.2.  Execution and Authentication of the Additional Notes.  The Trustee shall, upon receipt of and in accordance with a Company Order pursuant to Section 2.03 of the Base Indenture, authenticate and deliver the April 2011 Additional Notes in the aggregate principal amount of $55,000,000.

2

ARTICLE III

MISCELLANEOUS

Section 3.1.  Ratification of Indenture; Third Supplemental Indenture Part of Indenture.  Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Third Supplemental Indenture.  The recitals and statements herein are deemed to be those of the Company and the Note Guarantors and not those of the Trustee, and the Trustee assumes no responsibility for their correctness.

Section 3.2.  Governing Law, Etc.  This Third Supplemental Indenture shall be governed by the provisions set forth in Section 11.7 of the Base Indenture, mutatis mutandis.

Section 3.3.  Severability.  In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.4.  Duplicate and Counterpart Originals.  The parties may sign any number of copies of this Third Supplemental Indenture.  One signed copy is enough to prove this Third Supplemental Indenture.  This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

Section 3.5.  Headings.  The headings of the Articles and Sections in this Third Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered as a part hereof and shall not modify or restrict any of the terms or provisions hereof.

[Signature Pages Follow]

3

IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

MDC PARTNERS INC.,
as the Company

By:	/s/ Mitchell Gendel
	Name:	Mitchell Gendel
	Title:	General Counsel & Corporate
Secretary

Signature Page to Third Supplemental Indenture

ACCENT MARKETING SERVICES, LLC
ASHTON POTTER CANADA INC.
COMPUTER COMPOSITION OF
CANADA INC.
MDC/ CPB HOLDINGS INC.
CRISPIN PORTER & BOGUSKY LLC
CRISPIN PORTER + BOGUSKY
CANADA INC.
DOTGLU LLC
HELLO ACQUISITION INC.
KBP HOLDINGS LLC
KIRSHENBAUM BOND SENECAL &
PARTNERS LLC
MAXXCOM (USA) HOLDINGS INC.
MAXXCOM INC. (US)
MDC ACQUISITION INC.
MDC CORPORATE (US) INC.
MDC/KBP ACQUISITION INC.
MF+P ACQUISITION CO.
TARGETCOM LLC
TC ACQUISITION INC.
YAMAMOTO MOSS MACKENZIE, INC.
ZG ACQUISITION INC.,
each as Note Guarantor

By:	/s/ Mitchell Gendel
Name: Mitchell Gendel
Title: Authorized Signatory

Signature Page to Third Supplemental Indenture

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Latoya Elvin
Name: Latoya Elvin
Title: Associate

Signature Page to Third Supplemental Indenture

EXHIBIT A

[FORM OF FACE OF NOTE]

THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES.  THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.  A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR THIS NOTE BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: MDC PARTNERS INC., 950 THIRD AVENUE, 5TH FLOOR, NEW YORK, NEW YORK, 10022 (AND ON AND SUBSEQUENT TO THE DATE OF JULY 1, 2011, 745 FIFTH AVENUE, 19th FLOOR, NEW YORK, NEW YORK 10151), ATTENTION: GENERAL COUNSEL.

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[FOR RESTRICTED SECURITY] [TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), AND ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT (1) IT WILL NOT WITHIN THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE NOTES, AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER, OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A; (D) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S; OR (E) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; (2) IT WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS; AND (3) IT WILL, PRIOR TO ANY TRANSFER OF THIS NOTE PURSUANT TO CLAUSE (D) WITHIN THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE NOTES AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REQUIRE PURSUANT TO THE INDENTURE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO SUCH OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  IN ANY EVENT, NO AFFILIATE OF THE ISSUER MAY PURCHASE OR SELL THESE NOTES PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE NOTES. THE RESTRICTIONS SET FORTH IN THIS LEGEND SHALL CEASE TO HAVE EFFECT ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE NOTES, PROVIDED THAT ALL HOLDERS AFTER SUCH DATE SHALL CONTINUE TO BE REQUIRED TO TRANSFER NOTES IN CONFORMITY WITH THE REQUIREMENTS OF APPLICABLE SECURITIES LAWS.]

[FOR LEGENDED REGULATION S GLOBAL SECURITY]  [THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE SECURITIES ACT.  NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, DELIVERED OR EXCHANGED FOR AN INTEREST IN A PERMANENT GLOBAL NOTE OR OTHER NOTE EXCEPT UPON DELIVERY OF THE CERTIFICATIONS SPECIFIED IN THE INDENTURE.]

FACE OF NOTE

11% Senior Notes due 2016

No.	Principal Amount $_______

as revised by the Schedule of Increases and
Decreases in Global Note attached hereto

CUSIP NO.

ISIN NO.

MDC Partners Inc., a corporation continued under the laws of Canada (together with its successors and assigns, the “Company”) promises to pay to CEDE & CO., or registered assigns, the principal sum of $________ United States Dollars, as revised by the Schedule of Increases and Decreases in Global Note attached hereto, on April 19, 2011.

Interest Payment Dates:	May 1 and November 1, commencing on November 1, 2011

Record Dates:	April 15 and October 15

Additional provisions of this Note are set forth on the other side of this Note.

MDC PARTNERS INC.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

This is one of the Notes referred to in the
within-mentioned Indenture.

THE BANK OF NEW YORK MELLON,
as Trustee

By:		Date:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

11% Senior Notes due 2016

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.	Interest

MDC Partners Inc., a corporation continued under the laws of Canada (together with its successors and assigns, the “Company”) promises to pay interest on the principal amount of this Note at the rate per annum shown above.

The Company will pay interest semiannually in arrears on each Interest Payment Date of each year commencing November 1, 2011; provided that if any such Interest Payment Date is not a Business Day, then such payment shall be made on the next succeeding Business Day.  Interest on the Notes will accrue from, and including, the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from, and including, April 19, 2011; provided that if there is no existing Default or Event of Default on the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date (but after April 19, 2011), interest shall accrue from, and including, such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from, and including, April 19, 2011.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (“Defaulted Interest”), without regard to any applicable grace period, at the then applicable rate on the Notes.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

All payments made by the Company in respect of the Notes will be made free and clear of and without deduction or withholding for or on account of any Taxes imposed or levied by or on behalf of any Taxing Authority, unless such withholding or deduction is required by law or by the interpretation or administration thereof.  In that event, the Company will pay to each Holder of the Notes Additional Amounts as provided in the Indenture subject to the limitations set forth in the Indenture.

2.	Method of Payment

By at least 10:00 a.m., New York City time, on the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest.  The Company will pay interest (except Defaulted Interest) on the applicable Interest Payment Date to the Persons who are registered Holders of Notes at the close of business on the Record Date preceding the Interest Payment Date even if Notes are canceled, repurchased or redeemed after the Record Date and on or before the relevant Interest Payment Date, except as provided in Section 2.13 of the Base Indenture (as defined below) with respect to Defaulted Interest.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company will pay principal and interest in U.S. Legal Tender.

Payments in respect of Notes represented by a Global Note (including principal and interest) will be made by the transfer of immediately available funds to the accounts specified by the DTC. The Company will make all payments in respect of a Certificated Note (including principal and interest) by mailing a check to the registered address of each registered Holder thereof as set forth in the Note Register; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Trustee, Paying Agent and Registrar.  The Company may appoint and change any Paying Agent, Registrar or co-Registrar without notice to any Holder.  The Company, any Note Guarantor or any of their Affiliates may act as Paying Agent, Registrar or co-Registrar.

4.	Indenture

The Company issued the Notes under an Indenture, dated as of October 23, 2009 (the “Base Indenture”) (as supplemented by the First Supplemental Indenture dated as of May 14, 2010, the Second Supplemental Indenture dated as of October 23, 2010 and the Third Supplemental Indenture dated as of April 19, 2011 and as may be further amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof, the “Indenture”), among the Company, the Note Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.  Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as amended or supplemented from time to time.

The Notes are general unsecured obligations of the Company of which $55,000,000 in aggregate principal amount will be issued on April 19, 2011 as Additional Notes, in addition to the $225,000,000 in aggregate principal amount issued on October 23, 2009 and the $65,000,000 in aggregate principal amount issued on May 14, 2010.  Subject to the conditions set forth in the Indenture and without the consent of the Holders, the Company may issue Additional Notes.  All Notes will be treated as a single class of securities under the Indenture.  The Indenture imposes certain limitations on, among other things, the ability of the Company and its Restricted Subsidiaries to:  Incur Indebtedness, make Restricted Payments, create Liens, make Asset Sales, designate Unrestricted Subsidiaries, enter into transactions with Affiliates, enter into Sale and Leaseback Transactions, or consolidate or merge or transfer or convey all or substantially all of the Company’s and its Restricted Subsidiaries’ assets.

To guarantee the due and punctual payment of the principal of, premium and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, Accent Marketing Services, LLC, Ashton Potter Canada Inc., Computer Composition of Canada Inc., MDC/CPB Holdings Inc., Crispin Porter & Bogusky LLC, Crispin Porter + Bogusky Canada Inc., Dotglu LLC, Hello Acquisition Inc., KBP Holdings LLC, Kirshenbaum Bond Senecal & Partners LLC, Maxxcom (USA) Holdings Inc., Maxxcom Inc. (US), MDC Acquisition Inc., MDC Corporate (US) Inc., MDC/KBP Acquisition Inc., MF+P Acquisition Co., TargetCom LLC, TC Acquisition Inc., Yamamoto Moss Mackenzie, Inc. and ZG Acquisition Inc. have unconditionally guaranteed (and each future Wholly Owned Subsidiary will unconditionally guarantee), jointly and severally, such obligations pursuant to the terms of the Indenture.  Each Note Guarantee will be subject to release as provided in the Indenture.

The obligations of each Note Guarantor in respect of its Note Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Note Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Note Guarantor in respect of the obligations of such other Note Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Note Guarantor under its Note Guarantee not constituting a fraudulent conveyance, fraudulent transfer or similar illegal transfer under federal or state law or the law of the jurisdiction of formation or incorporation of such Note Guarantor.

5.	Optional Redemption

(a)           Optional Redemption.  Except as stated below, the Company may not redeem the Notes prior to November 1, 2013.  The Company may redeem the Notes, at its option, in whole at any time or in part from time to time, on and after November 1, 2013, at the following redemption prices, expressed as percentages of the principal amount thereof, if redeemed during the twelve-month period commencing on November 1 of any year set forth below:

Year	Percentage
2013	105.500%

2014	102.750%

2015 and thereafter	100.000%

(b)           Make-Whole Redemption.  At any time prior to November 1, 2013, the Company may, at its option, redeem all or part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest and any Additional Interest, if any, to the date of redemption.

“Applicable Premium” means, with respect to a Note at any date of redemption, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess, if any, of (A) the present value at such date of redemption of (1) the redemption price of such Note on November 1, 2013 (such redemption price being described under this Section 5) plus (2) all remaining required interest payments due on such Note through November 1, 2013 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then-Outstanding principal amount of such Note.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to November 1, 2013; provided, however, that if the period from the redemption date to November 1, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

(c)           Optional Redemption upon Equity Offerings.  At any time, or from time to time, on or prior to November 1, 2012, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem in the aggregate up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price equal to 111% of the principal amount thereof; provided that:

(1)           after giving effect to any such redemption at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding; and

(2)           the Company will make such redemption not more than 90 days after the consummation of such Equity Offering.

(d)           Optional Redemption for Changes in Withholding Taxes.  The Company may at any time, at its option, redeem, in whole but not in part, the outstanding Notes at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest to the date of redemption if it has become or would become obligated to pay any Additional Amounts (as defined in the Indenture) or any Reimbursement Payments (as defined in the Indenture) in respect of the Notes as a result of:

(1)           any change in or amendment to the laws (or regulations promulgated thereunder, rulings, technical interpretations, interpretation bulletins or information circulars) of any Taxing Authority (as defined in the Indenture); or

(2)           any change in or amendment to any official position regarding the application, administration or interpretation of such laws, regulations, rulings, technical interpretations, interpretation bulletins or information circulars (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or is effective on or after the Issue Date (without regard to whether any Note Guarantor is or has been making any payments under the Notes prior to, at or after the time such change or amendment is announced or effective).

It shall be a condition to the Company’s right to redeem the Notes pursuant to the provisions set forth in the immediately preceding paragraph that, prior to giving any notice of redemption of the Notes, the Company shall have delivered to the Trustee (a) an Officers’ Certificate stating that the Company has determined in its reasonable judgment that the obligation to pay such Additional Amounts or Reimbursement Payments cannot be avoided by the Company taking reasonable measures available to it and (b) an Opinion of Counsel that the circumstances described in the immediately preceding paragraph exist.  No such notice of redemption may be given more than 90 days before or more than 365 days after the Company first becomes liable (or, if later, the earlier of the date on which it first becomes aware of its liability or the date on which it reasonably should have become aware of its liability) to pay any Additional Amounts or Reimbursement Payments as a result of a change or amendment described above.

(e)           Optional Redemption Procedures.  In the case of any partial redemption, selection of the Notes for redemption will be made in accordance with Article V of the Base Indenture.  On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

6.	Mandatory Repurchase Provisions

(a)           Change Of Control Offer.  Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require that the Company purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof (provided that the unpurchased portion will be in a denomination of at least $2,000)) of the Holder’s Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon through the date of purchase; provided that the Company will not be required to purchase Notes upon the occurrence of a Change of Control in the event that it has exercised its right to redeem all of the Notes in accordance with Section 5 hereof or if a third party makes the Change of Control Offer subject to the conditions set forth in the Indenture.  Within 30 days following the date upon which the Change of Control occurred, the Company must make a Change of Control Offer pursuant to a Change of Control Notice.  As more fully described in the Indenture, the Change of Control Notice shall state, among other things, the Change of Control Payment Date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by applicable law.

(b)           Asset Sale Offer.  The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to make Asset Sales.  In the event the proceeds from a permitted Asset Sale exceed certain amounts and are not applied as specified in the Indenture, the Company will be required to make an Asset Sale Offer to purchase to the extent of such remaining proceeds each Holder’s Notes together with holders of certain other Indebtedness at 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the Asset Sale Offer Payment Date, as more fully set forth in the Indenture.

8.	Denominations; Transfer; Exchange

The Notes are in fully registered form without coupons, and only in denominations of principal amount of $2,000 and any integral multiple of $1,000 in excess thereof.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar shall not be required to register the transfer or exchange of (i) (x) any Note for a period beginning:  (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) 15 days before an Interest Payment Date and ending on such Interest Payment Date and (y) any Note selected for repurchase or redemption, except the unrepurchased or unredeemed portion thereof, if any.

9.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

10.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.	Discharge Prior to Redemption or Maturity

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company  deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

12.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended or supplemented without the written consent of each Holder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes.  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Base Indenture, or to provide for uncertificated Notes in addition to or in place of Certificated Notes, or to add Note Guarantees with respect to the Notes or to secure the Notes, or to add additional covenants of the Company or the Note Guarantors for the benefit of the Holders or surrender rights and powers conferred on the Company or the Note Guarantors, or to comply with any requirements of the Commission in connection with qualifying the Indenture under the TIA, or to make any change that does not adversely affect the rights of any Holder in any material respect, or to provide for the issuance of Exchange Notes or Additional Notes, or to conform the text of the Indenture, Note Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Circular to the extent that such provision in such “Description of Notes” section was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees or the Notes, or to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities laws and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

13.	Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of Outstanding Notes may declare all the Notes to be due and payable immediately.  Certain events of bankruptcy or insolvency are Events of Default, which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity satisfactory to it.  Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

14.	Trustee Dealings with the Company and the Note Guarantors

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company, any Note Guarantor or their Affiliates and may otherwise deal with the Company, any Note Guarantor or their Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar or co-Registrar may do the same with like rights.

15.	No Recourse Against Others

An incorporator, director, officer, employee, stockholder or controlling Person, as such, of the Company or any Note Guarantor will not have any liability for any obligations of the Company or any Note Guarantor under the Notes (including the Note Guarantees) or this Indenture or for any claims based on, in respect of, or by reason of, such obligations or their creation.  By accepting a Note, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

16.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an Authenticating Agent) manually signs the certificate of authentication on the other side of this Note.

17.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (= Uniform Gift to Minors Act).

18.	CUSIP or ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP, ISIN or other similar numbers to be printed on the Notes and has directed the Trustee to use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.	Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

20.	Currency of Account; Conversion of Currency.

U.S. Legal Tender is the sole currency of account and payment for all sums payable by the Company and the Note Guarantors under or in connection with the Notes or the Indenture, including damages.  The Company and the Note Guarantors will indemnify the Holders as provided in respect of the conversion of currency relating to the Notes and the Indenture.

21.	Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

The Company and the Note Guarantors have agreed that any suit, action or proceeding against the Company brought by any Holder or the Trustee arising out of or based upon the Indenture or the Notes may be instituted in any state or federal court in the Borough of Manhattan, New York City, New York.  The Company and the Note Guarantors have irrevocably submitted to the non-exclusive jurisdiction of such courts for such purpose and waived, to the fullest extent permitted by law, trial by jury and any objection they may now or hereafter have to the laying of venue of any such proceeding, and any claim they may now or hereafter have that any proceeding in any such court is brought in an inconvenient forum.  The Company and the Note Guarantors have appointed Corporation Service Company as each of their authorized agent upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon the Indenture or the Notes which may be instituted in any federal or state court in the Borough of Manhattan, New York City.  To the extent that any of the Company and the Note Guarantors has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, each of the Company and the Note Guarantors has irrevocably waived and agreed not to plead or claim such immunity in respect of their obligations under the Indenture or the Notes.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type.  Requests may be made to:

Prior to July 1, 2011:

    c/o MDC Partners Inc.
950 Third Avenue, 5th Floor
New York, New York 10022
Attention:        General Counsel
Telephone:      (646) 429-1803
Facsimile:        (212) 937-4365

On or subsequent to July 1, 2011:

c/o MDC Partners Inc.
745 Fifth Avenue, 19th Floor
New York, New York 10151
Attention:        General Counsel
Telephone:      (646) 429-1803
Facsimile:        (212) 937-4365

SCHEDULE A

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian